                                                                    EXHIBIT 12.1

                                    PROLOGIS
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN THOUSANDS)




                                    THREE MONTHS ENDED
                                         MARCH 31,                                    YEAR ENDED DECEMBER 31,
                                 -------------------------      ----------------------------------------------------------------
                                     2003         2002              2002         2001         2000         1999         1998
                                 -----------   -----------      -----------  -----------  -----------   -----------  -----------

Earnings from operations         $    54,393   $    73,710      $   277,941  $   133,043  $   241,807   $   166,549  $   107,617

Add:
     Interest Expense                 37,254        40,830          152,958      163,629      172,191       170,746       77,650
                                 -----------   -----------      -----------  -----------  -----------   -----------  -----------

Earnings as Adjusted             $    91,647   $   114,540      $   430,899  $   296,672  $   413,998   $   337,295  $   185,267
                                 ===========   ===========      ===========  ===========  ===========   ===========  ===========

Fixed Charges:
     Interest Expense            $    37,254   $    40,830      $   152,958  $   163,629  $   172,191   $   170,746  $    77,650
     Capitalized Interest             10,535         5,489           30,534       24,276       18,549        15,980       19,173
                                 -----------   -----------      -----------  -----------  -----------   -----------  -----------

         Total Fixed Charges     $    47,789   $    46,319      $   183,492  $   187,905  $   190,740   $   186,726  $    96,823
                                 ===========   ===========      ===========  ===========  ===========   ===========  ===========

Ratio of Earnings, as Adjusted
     to Fixed Charges                    1.9          2.5               2.3          1.6          2.2          1.8           1.9
                                 ===========   ==========       ===========  ===========  ===========   ==========   ===========